Registration No. 333-203704

As filed with the Securities and Exchange Commission on October 25, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63,

Benton Harbor, Michigan 49022-2692

(Address, including zip code, of registrant’s principal executive offices)

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

(Exact name of registrant as specified in its charter)

Luxembourg	98-1329359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

560A rue de Neudorf

L-2220 Luxembourg

(Address, including zip code, of registrant’s principal executive offices)

(269) 923-5000

(Telephone number, including area code, of registrant’s principal executive offices)

Bridget K. Quinn

Group Counsel & Corporate Secretary

Whirlpool Corporation

2000 North M-63,

Benton Harbor, Michigan 49022-2692

(269) 923-6984

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 861-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Senior Debt Securities of Whirlpool Corporation(4)
Subordinated Debt Securities of Whirlpool Corporation(4)
Preferred Stock, par value $1.00 per share, of Whirlpool Corporation(4)(5)
Common Stock, par value $1.00 per share, of Whirlpool Corporation(4)(5)
Warrants of Whirlpool Corporation(6)
Purchase Contracts of Whirlpool Corporation(7)
Units of Whirlpool Corporation(8)
Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l.
Guarantees by Whirlpool Corporation of Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l.(9)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)	The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of elements of any of the securities listed in the table.
(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.
(4)	Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement.
(5)	Shares of preferred stock and common stock may also be issued by the Registrant upon settlement of purchase contracts or units of the Registrant.
(6)	Warrants may represent rights to purchase debt securities, preferred stock or common stock registered under this registration statement.
(7)	Purchase contracts may be issued separately or as units.
(8)	Units may consist of a purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.
(9)	Whirlpool Corporation will fully, unconditionally and irrevocably guarantee the obligations of Whirlpool Finance Luxembourg S.à r.l. under its senior debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the senior debt securities.

EXPLANATORY NOTE

This registration statement is post-effective amendment no. 1 to the registration statement on Form S-3 of Whirlpool Corporation (File No. 333-203704) (the “Registration Statement”). This post-effective amendment to the Registration Statement adds Whirlpool Finance Luxembourg S.à r.l., an indirect wholly-owned subsidiary of Whirlpool Corporation, as a registrant, and includes the registration of senior debt securities of Whirlpool Finance Luxembourg S.à r.l. and guarantees thereof by Whirlpool Corporation. This post-effective amendment to the Registration Statement contains a prospectus to be used by Whirlpool Corporation in connection with offerings of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing and to be used by Whirlpool Finance Luxembourg S.à r.l. in connection with offerings of its senior debt securities, which will be fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Senior Debt Securities

of

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Finance Luxembourg S.à r.l. may offer from time to time, in one or more offerings, senior debt securities, which will be fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation.

The issuer will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which the issuer will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

The issuer may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The issuer’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and Chicago Stock Exchange under the trading symbol “WHR”.

See “Risk Factors” on page 1 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission, the supervisory authority of Luxembourg, the Commission de Surveillance du Secteur Financier, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation and Whirlpool Finance Luxembourg S.à r.l. have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing, and Whirlpool Finance Luxembourg S.à r.l. may, at any time and from time to time, in one or more offerings, sell senior debt securities guaranteed by Whirlpool Corporation. The senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation and the senior debt securities of Whirlpool Finance Luxembourg S.à r.l. and guarantees thereof by Whirlpool Corporation are collectively referred to as “registered securities” and each of Whirlpool Corporation and Whirlpool Finance Luxembourg S.à r.l. is referred to as an “issuer” or a “Registrant,” and they are collectively referred to as “issuers” or “Registrants” in this prospectus.

Each time a Registrant uses this prospectus to offer securities, that Registrant will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The Registrants have not authorized anyone to provide you with different information. The Registrants are not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

WHIRLPOOL CORPORATION

Whirlpool Corporation is the world’s leading global manufacturer and marketer of major home appliances with net sales of approximately $21 billion and net earnings available to Whirlpool of $783 million in 2015. We are a leading producer of major home appliances in North America, Latin America and Europe, and have a significant presence throughout China and India. We manufacture products in 14 countries and market products in nearly every country around the world under brand names such as Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, Jenn-Air and Indesit. Our reportable segments consist of North America, Latin America, EMEA (Europe, Middle East and Africa) and Asia.

Our principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and our telephone number is (269) 923-5000. We were incorporated in Delaware in 1955 as the successor to a business that traces its origins to 1898.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

Legal and organizational status

Whirlpool Finance Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on October 6, 2016 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 209.573. Whirlpool Finance Luxembourg S.à r.l.’s registered office is at 560A, rue de Neudorf, L-2220, Grand Duchy of Luxembourg and its telephone number is (269) 923-5000.

All of the shares of Whirlpool Finance Luxembourg S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool Finance Luxembourg S.à r.l.’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool Finance Luxembourg S.à r.l. holds no material assets and does not engage in any other business activities or operations.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10–K, as updated by our quarterly reports on Form 10–Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,”

1

“believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and Baker McKenzie LLP, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports that are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Whirlpool Finance Luxembourg S.à r.l. since Whirlpool Finance Luxembourg S.à r.l is a subsidiary of Whirlpool Corporation that is 100% owned by Whirlpool Corporation, and Whirlpool Corporation files consolidated financial information under the Securities Exchange Act of 1934, as amended. Whirlpool Finance Luxembourg S.à r.l., which was incorporated on October 6, 2016, is a “finance subsidiary” of Whirlpool Corporation as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Whirlpool Finance Luxembourg S.à r.l. are consolidated into the financial statements of Whirlpool Corporation.

2

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.  Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed on April 19, 2016, April 21, 2016, May 17, 2016, May 23, 2016, June 24, 2016, July 12, 2016, August 16, 2016, September 1, 2016 and October 21, 2016; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on April 23, 2009, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Whirlpool Corporation, of the issuance and distribution of the securities being registered hereby:

Amount to be paid
Securities and Exchange Commission registration fee	$(1)
Printing expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Rating agency fees and expenses	(1)
Trustee’s fees and expenses (including counsel’s fees)	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Whirlpool Corporation

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action and proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Whirlpool Corporation’s Restated Certificate of Incorporation provides for indemnification of its current and former directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, Whirlpool Corporation’s Restated Certificate of Incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Whirlpool Corporation also maintains directors’ and officers’ liability insurance policies covering certain liabilities that may be incurred by directors and officers in the performance of these duties.

Whirlpool Finance Luxembourg S.à r.l.

The managers of Whirlpool Finance Luxembourg S.à r.l. shall not be held personally liable by reason of their mandate for any commitment they have validly made in the name of Whirlpool Finance Luxembourg S.à r.l., provided that any such commitment complies with the Articles of Association of Whirlpool Finance Luxembourg S.à r.l. and applicable Luxembourg law. Under Luxembourg law, Whirlpool Finance Luxembourg S.à r.l. may not indemnify its managers (each a “Manager” and together the “Managers”) against any matter arising from a Manager’s fraud, negligence, willful misconduct or any criminal acts.

Under Luxembourg law, the duties of the Managers are owed to Whirlpool Finance Luxembourg S.à r.l. The Managers must, in exercising their powers and performing their duties, act in good faith and in the interest of Whirlpool Finance Luxembourg S.à r.l. as a whole and must exercise due care and diligence. Managers have a duty not to place themselves in a position in which their duties to Whirlpool Finance Luxembourg S.à r.l. may conflict with their personal interests and are furthermore obliged to disclose any personal interest they may have in any written or oral arrangement with Whirlpool Finance Luxembourg S.à r.l. or any of its subsidiaries. Any breach by a Manager of his or her duties owed to Whirlpool Finance Luxembourg S.à r.l. will result in such Manager incurring personal liability to Whirlpool Finance Luxembourg S.à r.l. and/or its shareholders with respect to that breach of duty, either individually or jointly and severally with other Managers who are implicated in the same breach of duty. Third parties will have the option under Luxembourg law of taking an action on any tortious grounds against the Managers.

Item 16.	Exhibits.

The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

(a) Each	undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on October 25, 2016.

WHIRLPOOL CORPORATION

By:	/s/ JEFF M. FETTIG
Name:	Jeff M. Fettig
Title:	Chairman and Chief Executive Officer

* * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFF M. FETTIG Jeff M. Fettig	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 25, 2016

/s/ MARC R. BITZER Marc R. Bitzer	Director, President and Chief Operating Officer	October 25, 2016

/s/ JAMES PETERS James Peters	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 25, 2016

/s/ JOSEPH LOVECHIO Joseph Lovechio	Vice President and Corporate Controller (Principal Accounting Officer)	October 25, 2016
* Samuel R. Allen	Director	October 25, 2016

* Gary T. DiCamillo	Director	October 25, 2016

Diane M. Dietz	Director	October 25, 2016

* Geraldine T. Elliott	Director	October 25, 2016

* Michael F. Johnston	Director	October 25, 2016

* John D. Liu	Director	October 25, 2016

* Harish Manwani	Director	October 25, 2016

* William D. Perez	Director	October 25, 2016

Larry O. Spencer	Director	October 25, 2016

* Michael D. White	Director	October 25, 2016

* By:	/s/ BRIDGET K. QUINN Bridget K. Quinn, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on October 25, 2016.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

By:	/s/ LUCIANNA RAFFAINI CARVALHO
Name:	Lucianna Raffaini Carvalho
Title:	Manager

* * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LUCIANNA RAFFAINI CARVALHO Lucianna Raffaini Carvalho	Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 25, 2016

/s/ MARTJE J.W. DE VRIES KOENDERS Martje J.W. De Vies Koenders	Manager	October 25, 2016

/s/ CHIARA ALLEGREZZA Chiara Allegrezza	Manager	October 25, 2016

/s/ TONY ANDREW WHITEMAN Tony Andrew Whiteman	Manager	October 25, 2016

/s/ IAIN MACLEOD Iain Macleod	Manager	October 25, 2016

/s/ MICHAEL LANGE Michael Lange	Manager	October 25, 2016

/s/ MATTHEW M. NOCHOWITZ Matthew M. Nochowitz	Authorized Representative in the United States	October 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1).

3.1	Restated Certificate of Incorporation of Whirlpool Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2009).

3.2	By-laws of Whirlpool Corporation (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2014).

3.3	Articles of Association of Whirlpool Finance Luxembourg S.à r.l.

4.1	Indenture between Whirlpool Corporation and U.S. Bank, National Association (as successor to Citibank, N.A.), dated as of March 20, 2000 (incorporated by reference to Exhibit 4(a) to Whirlpool Corporation’s Registration Statement on Form S-3, Reg. No. 333-32886).

4.2	Form of Subordinated Debt Securities Indenture (incorporated by reference from Exhibit 4.2 to Whirlpool Corporation’s Registration Statement on Form S-3, Reg. No. 333-157392).

4.3	Form of Senior Debt Securities of Whirlpool Corporation (1).

4.4	Form of Subordinated Debt Securities of Whirlpool Corporation (1).

4.5	Form of Preferred Stock Certificate of Whirlpool Corporation (1).

4.6	Form of Warrant Agreement of Whirlpool Corporation (1).

4.7	Form of Warrant of Whirlpool Corporation (1).

4.8	Form of Purchase Contract Agreement of Whirlpool Corporation (1).

4.9	Form of Unit Purchase Agreement of Whirlpool Corporation (1).

4.10	Form of Indenture among Whirlpool Corporation, Whirlpool Finance Luxembourg S.à r.l. and U.S. Bank National Association.

4.11	Form of Senior Debt Securities of Whirlpool Finance Luxembourg S.à r.l. (1).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Baker & McKenzie LLP.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.3	Consent of Baker & McKenzie LLP (set forth in Exhibit 5.2).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Indenture between Whirlpool Corporation and U.S. Bank, National Association (as successor to Citibank, N.A.), dated as of March 20, 2000.

25.2*	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Form of Subordinated Debt Securities Indenture.

25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of trustee under the Form of Indenture among Whirlpool Corporation, Whirlpool Finance Luxembourg S.à r.l. and U.S. Bank National Association.

(1)	To be filed, if necessary, by a post effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.
*	Previously filed.